Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2021 Results

LOUISVILLE, KY. (July 29, 2021) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 weeks ended June 29, 2021 and provided a business update.

Financial Results

Financial results for the 13 and 26 weeks ended June 29, 2021, June 30, 2020, and June 25, 2019 were as follows:

	Second Quarter
($000's)				% change
	2021	2020	2019	vs. 2020	vs. 2019
Total revenue	$898,788	$476,425	$689,828	88.7%	30.3%
Income (loss) from operations	89,728	(47,318)	53,283	289.6%	68.4%
Net income (loss)	75,480	(33,553)	44,845	325.0%	68.3%
Diluted earnings (loss) per share	$1.08	$(0.48)	$0.63	322.4%	72.1%

	Year to Date
				% change
	2021	2020	2019	vs. 2020	vs. 2019
Total revenue	$1,699,417	$1,128,949	$1,380,436	50.5%	23.1%
Income (loss) from operations	170,655	(31,528)	113,728	641.3%	50.1%
Net income (loss)	139,630	(17,524)	95,235	896.8%	46.6%
Diluted earnings (loss) per share	$1.99	$(0.25)	$1.32	888.3%	50.4%

Results for the second quarter included the following:

•	Comparable restaurant sales at company restaurants increased 80.2% and 21.3% compared to 2020 and 2019, respectively[1]. Comparable restaurant sales at domestic franchise restaurants increased 76.5% and 19.4% compared to 2020 and 2019, respectively;

•	Eight company restaurants, including two Bubba’s 33 restaurants, and two franchise restaurants were opened;
•	Restaurant margin, as a percentage of restaurant and other sales, was 17.7% and restaurant margin dollars were $158.2 million. Restaurant margin was impacted by an increase in comparable restaurant sales partially offset by commodity inflation and higher costs related to the pandemic;

•	Diluted earnings per share increased to $1.08 from a diluted loss per share of ($0.48) in the prior year due to the increase in comparable restaurant sales and the prior year impact of the pandemic; and,

•	The Company ended the quarter with debt of $190.0 million and $483.4 million of cash on hand.

1 Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured for comparison to 2020 and for restaurants open a full 30 months before the beginning of the period measured for comparison to 2019.

Results for the year-to-date period included the following highlights:

•	Comparable restaurant sales at company restaurants increased 44.5% and 14.9% compared to 2020 and 2019, respectively[1]. Comparable restaurant sales at domestic franchise restaurants increased 41.1% and 12.2% compared to 2020 and 2019, respectively;
•	11 company restaurants, including three Bubba’s 33 restaurants, and two franchise restaurants were opened;
•	Restaurant margin, as a percentage of restaurant and other sales, was 18.1% and restaurant margin dollars were $305.8 million. Restaurant margin was impacted by an increase in comparable restaurant sales partially offset by higher costs related to the pandemic; and,
•	Diluted earnings per share increased to $1.99 from a diluted loss per share of ($0.25) in the prior year due to the increase in comparable restaurant sales and the prior year impact of the pandemic.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We continue to generate sales that are well above pre-pandemic levels thanks to our operators who are successfully managing strong To-Go sales along with the re-opening of our dining rooms without restriction. However, some challenges still remain with certain cost pressures that we expect to continue at least through the end of the year.”

Morgan continued, “Our strong cashflows have further strengthened our financial position which allowed us to reinstate our dividend and repay our short-term debt this quarter. In addition, our development pipeline looks great and continues to move forward as expected.”

Business Update

Comparable restaurant sales during the quarter were positively impacted by the re-opening of dining rooms, the continued easing of dining room capacity restrictions, and continued strong To-Go sales. As of July 2, all domestic company and franchise locations were operating without restriction. The Company continues to operate with an enhanced To-Go model, which includes curbside and/or drive-up options, as permitted by local guidelines. For the Q2 2021 and July periods, comparable restaurant sales, average weekly sales, and To-Go sales for all company restaurants were as follows:

	Q2 2021	July
Comparable restaurant sales vs 2020	80.2%	44.1%
Comparable restaurant sales vs 2019	21.3%	25.5%
Average weekly sales	$126,442	$123,927
To-Go sales as a % of average weekly sales	16.9%	14.2%

As of the end of the quarter, the Company had opened 11 company restaurants and, currently, an additional 18 are under construction. During the quarter, the Company completed the refinancing of the revolving credit facility. As part of this refinancing, the borrowing capacity was increased to $300 million and $50 million that was previously outstanding was repaid. As previously announced, the Company’s Board of Directors reinstated the quarterly dividend beginning with the Q2 2021 period. The Company currently expects to resume the repurchase of shares under our stock repurchase program in the second half of 2021.

2021 Outlook

Management updated all expectations for 2021:

•	Commodity cost inflation of approximately 7.0%;
•	26 to 29 company restaurant openings across all concepts;
•	Store week growth of approximately 5.0%; and,
•	Total capital expenditures of approximately $200 million.

To the extent that state and local guidelines begin to significantly reduce capacity and/or re-close dining rooms, the Company could pull back on development, reduce capital spend, and/or limit share repurchases accordingly.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, July 29, 2021 at 5:00 p.m. Eastern Time to discuss these results. The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls. A replay of the call will be available for one week following the conference call. To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls, and use 4491322 as the pass code. There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 640 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19 pandemic, including reinstated dining room capacity restrictions or closures, and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 29, 2020. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations

Michael Bailen

(502) 515-7298

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 29, 2021	June 30, 2020	June 29, 2021	June 30, 2020
Revenue:
Restaurant and other sales	$892,444	$473,090	$1,687,367	$1,120,716
Franchise royalties and fees	6,344	3,335	12,050	8,233

Total revenue	898,788	476,425	1,699,417	1,128,949

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below ):
Food and beverage	295,504	164,041	546,986	374,221
Labor	288,147	194,622	546,183	435,701
Rent	14,956	13,251	29,408	26,722
Other operating	135,606	89,348	258,985	193,637
Pre-opening	6,319	4,290	10,587	9,402
Depreciation and amortization	31,650	29,016	62,519	58,070
Impairment and closure, net	17	(440)	521	155
General and administrative	36,861	29,615	73,573	62,569

Total costs and expenses	809,060	523,743	1,528,762	1,160,477

Income (loss) from operations	89,728	(47,318)	170,655	(31,528)

Interest expense, net	975	1,030	2,435	1,099
Equity income (loss) from investments in unconsolidated affiliates	239	(90)	22	(598)

Income (loss) before taxes	88,992	(48,438)	168,242	(33,225)
Income tax expense (benefit)	11,067	(15,132)	23,887	(17,071)

Net income (loss) including noncontrolling interests	77,925	(33,306)	144,355	(16,154)
Less: Net income attributable to noncontrolling interests	2,445	247	4,725	1,370
Net income (loss) attributable to Texas Roadhouse, Inc. and subsidiaries	$75,480	$(33,553)	$139,630	$(17,524)

Net income (loss) per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.08	$(0.48)	$2.00	$(0.25)
Diluted	$1.08	$(0.48)	$1.99	$(0.25)

Weighted average shares outstanding:
Basic	69,790	69,361	69,713	69,391
Diluted	70,161	69,361	70,150	69,391

Cash dividends declared per share	$0.40	$-	$0.40	$0.36

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 29, 2021	December 29, 2020
Cash and cash equivalents	$483,419	$363,155
Other current assets, net	98,354	147,496
Property and equipment, net	1,117,393	1,088,623
Operating lease right-of-use assets, net	547,387	530,625
Goodwill	127,001	127,001
Intangible assets, net	1,881	2,271
Other assets	73,510	65,990

Total assets	$2,448,945	$2,325,161

Current maturities of long-term debt	-	50,000
Other current liabilities	479,808	456,318
Operating lease liabilities, net of current portion	590,443	572,171
Long-term debt, excluding current maturities	190,000	190,000
Other liabilities	126,011	113,621
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	1,046,835	927,505
Noncontrolling interests	15,848	15,546

Total liabilities and equity	$2,448,945	$2,325,161

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	26 Weeks Ended
	June 29, 2021	June 30, 2020
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$144,355	$(16,154)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	62,519	58,070
Share-based compensation expense	19,817	14,490
Deferred income taxes	2,948	(10,926)
Other noncash adjustments, net	1,955	3,052
Change in working capital	65,252	13,313
Net cash provided by operating activities	296,846	61,845

Cash flows from investing activities:
Capital expenditures - property and equipment	(85,068)	(81,833)
Proceeds from sale leaseback transactions	3,285	2,167
Net cash used in investing activities	(81,783)	(79,666)

Cash flows from financing activities:
(Payments on) proceeds from revolving credit facility, net	(50,000)	240,000
Repurchase of shares of common stock	-	(12,621)
Dividends paid	(27,932)	(24,989)
Other financing activities, net	(16,867)	(9,955)
Net cash (used in) provided by financing activities	(94,799)	192,435

Net increase in cash and cash equivalents	120,264	174,614
Cash and cash equivalents - beginning of period	363,155	107,879
Cash and cash equivalents - end of period	$483,419	$282,493

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income (loss) from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended
	June 29, 2021	June 30, 2020	June 25, 2019
Income (loss) from operations	$89,728	$(47,318)	$53,283
Less:
Franchise royalties and fees	6,344	3,335	5,455

Add:
Pre-opening	6,319	4,290	4,197
Depreciation and amortization	31,650	29,016	28,454
Impairment and closure, net	17	(440)	316
General and administrative	36,861	29,615	39,960
Restaurant margin	$158,231	$11,828	$120,755
Restaurant margin (as a percentage of restaurant and other sales)	17.7%	2.5%	17.6%

	26 Weeks Ended
	June 29, 2021	June 30, 2020	June 25, 2019
Income (loss) from operations	$170,655	$(31,528)	$113,728
Less:
Franchise royalties and fees	12,050	8,233	10,946
Add:
Pre-opening	10,587	9,402	8,065
Depreciation and amortization	62,519	58,070	56,227
Impairment and closure, net	521	155	333
General and administrative	73,573	62,569	75,943
Restaurant margin	$305,805	$90,435	$243,350
Restaurant margin (as a percentage of restaurant and other sales)	18.1%	8.1%	17.8%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Second Quarter		Change	Year to Date		Change
	2021	2020	vs 2020	2021	2020	vs 2020
Restaurant openings
Company - Texas Roadhouse	6	2	4	8	6	2
Company - Bubba's 33	2	1	1	3	2	1
Company - Jaggers	0	0	0	0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0	0	1	(1)
Franchise - Texas Roadhouse - International	2	0	2	2	0	2
Total	10	3	7	13	9	4
Restaurants open at the end of the quarter
Company - Texas Roadhouse	511	489	22
Company - Bubba's 33	34	30	4
Company - Jaggers	3	2	1
Franchise - Texas Roadhouse - U.S.	69	70	(1)
Franchise - Texas Roadhouse - International	30	26	4
Total	647	617	30

	Second Quarter			Change		Change
	2021	2020	2019	vs 2020		vs 2019
Company restaurants
Restaurant and other sales	$892,444	$473,090	$684,373	88.6%		30.4%
Store weeks	7,085	6,742	6,460	5.1%		9.7%
Comparable restaurant sales (1)	80.2%	(32.8)%	4.7%
Texas Roadhouse restaurants only:
Comparable restaurant sales (1)	79.0%	(32.4)%	4.6%
Average unit volume (2)	$1,664	$935	$1,384	78.0%		20.2%
Weekly sales by group:
Comparable restaurants (476, 454, and 434 units respectively)	$128,716	$72,005	$106,838
Average unit volume restaurants (3) (19, 20, and 21 units, respectively)	$110,459	$69,174	$98,046
Restaurants less than 6 months old (16, 15, and 16 units, respectively)	$134,822	$61,781	$114,735
Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	33.1%	34.7%	32.3%	(156)	bps	78	bps
Labor	32.3%	41.1%	32.9%	(885)	bps	(66	)bps
Rent	1.7%	2.8%	1.9%	(113)	bps	(23	)bps
Other operating	15.2%	18.9%	15.2%	(369)	bps	3	bps
Total	82.3%	97.5%	82.4%	(1,523)	bps	(9	)bps
Restaurant margin	17.7%	2.5%	17.6%	1,523	bps	9	bps
Restaurant margin ($ in thousands)	$158,231	$11,828	$120,755	1,237.8%		31.0%
Restaurant margin $/Store week	$22,333	$1,754	$18,692	1,173.3%		19.5%
Franchise restaurants
Franchise royalties and fees	$6,344	$3,335	$5,455	90.2%		16.3%
Store weeks	1,269	1,248	1,208	1.7%		5.1%
Comparable restaurant sales (1)	86.3%	(38.2)%	3.7%
U.S. franchise restaurants only:
Comparable restaurant sales (1)	76.5%	(32.1)%	4.3%
Average unit volume (2)	$1,739	$980	$1,433	77.5%		21.3%
Pre-opening expense	$6,319	$4,290	$4,197	47.3%		50.6%
Depreciation and amortization	$31,650	$29,016	$28,454	9.1%		11.2%
As a % of revenue	3.5%	6.1%	4.1%	(257)	bps	(60	)bps
General and administrative expenses	$36,861	$29,615	$39,960	24.5%		(7.8)%
As a % of revenue	4.1%	6.2%	5.8%	(211)	bps	(169	)bps

(1)  Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(3)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.